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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the following Registration
Statements:

         (1) Registration Statement (Form S-3 No. 333-102372) of Accredo Health, Incorporated and in the related Prospectus,

         (2) Registration Statement (Form S-8 No. 333-76399) pertaining to the Accredo Health, Inc. and its Subsidiaries Stock Option and Restricted Stock Purchase Plan, as amended and restated; the Accredo Health, Incorporated 1999 Employee Stock Purchase Plan; the Accredo Health, Incorporated 1999 Long-Term Incentive Plan and the Accredo Health, Incorporated 2002 Long-Term Incentive Plan, and

         (3) Registration Statement (Form S-8) pertaining to the registration of 3,000,000 shares of Accredo Health, Incorporated common stock to be issued under the Accredo Health, Incorporated 2002 Long-Term Incentive Plan;

of our report dated August 16, 2002, with respect to the consolidated financial statements and schedule of Accredo Health, Incorporated for the year ended
June 30, 2002, included in this Form 10-K/A (Amendment No. 1).



                                                /s/ Ernst & Young LLP


Memphis, Tennessee
June 28, 2005